Exhibit 23.4

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 26, 2011

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SandRidge Energy, Inc. (“SandRidge”), to be filed on or about September 26, 2011 (as amended, the “Registration Statement”), including any future amendments thereto, of all references to the name of DeGolyer and MacNaughton; to references to DeGolyer and MacNaughton in the Registration Statement, including under the heading “Experts,” and to the inclusion therein of references to our “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC,” to our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2009, and to our third party letter report dated February 4, 2011, containing our opinion on the proved reserves attributable to certain properties owned by SandRidge as of December 31, 2010, in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 28, 2011.

Very truly yours,

/s/ DEGOLYER AND MACNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716